EXHIBIT 99.27

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES JULY 31, 2002 ASSETS UNDER MANAGEMENT

New York, NY, August 15, 2002 — Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported preliminary assets under management (AUM) of approximately $389 billion at July 31, 2002 compared to $412 billion at June 30, 2002 and $459 billion at July 31, 2001.

Total AUM at July 31, 2002 decreased by approximately 6% or $23 billion from June 30, 2002 and approximately 15% or $70 billion for the one-year period ending July 31, 2002, primarily as a result of continuing declines in equity markets.

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
($ billions)

	At July 31, 2002 (preliminary)				At June 30, 2002	At Dec 31, 2001*	At July 31, 2001*
	Retail	Institutional Investment Management	Private Client	Total	Total	Total	Total
Equity
Growth	$46	$70	$4	$120	$133	$173	$188
Value	23	48	25	96	104	101	97
Total Equity	69	118	29	216	237	274	285

Fixed Income	69	70	10	149	149	146	142

Passive	3	21	0	24	26	32	32

Total	$141	$209	$39	$389	$412	$452	$459

* AUM previously reported as of each date prior to March 31, 2002, have been restated to conform to the March 31, 2002 presentation.  AUM now reflects the reclassification of institutional cash management and sub-advised variable annuity accounts from Institutional Investment Management to Retail and certain Private Client accounts to Retail and Institutional Investment Management.  AUM now also excludes assets managed by unconsolidated affiliates.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world’s leading global investment management organizations, Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

Alliance Holding owns approximately 30.4% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 2.0% of the outstanding Alliance Holding Units and approximately 51.4% of the outstanding Alliance Capital Units, representing an approximate 52.5% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.